                                                                   EXHIBIT 10(a)

                  Amendment No. 3 to the Employment Agreement
                         dated as of November 10, 1988,
                   between The Union Corporation ("Company")
                       and Melvin L. Cooper ("Employee")

          WHEREAS, the Company and Employee are parties to an Amended and Restated Employment Agreement made as of November 10, 1988, as amended on September 13, 1990, on September 1, 1992 and as further amended hereby (hereinafter, as amended, the "Agreement") and

          WHEREAS, the Company and Employee have agreed on further terms providing for the extension of the Agreement to December 31, 1997 and for certain cash payments on Employee's retirement or the termination of the Agreement, and

          WHEREAS, Employee has agreed that his service as a consultant shall be limited to a period of ten (10) years from the date of Termination (as hereinafter defined), and the Company has agreed to set aside funds for the payment to him of compensation for acting as such consultant, all as hereinafter provided,

          NOW THEREFORE, this Amendment WITNESSETH:

          1. "Termination" as used in this Amendment shall mean Employee's voluntary retirement pursuant to Paragraph 2 of the Agreement or the expiration of the Agreement on December 31, 1997.

          2. Within ten (10) business days after Termination, Company will pay to Employee (less applicable withholding and payroll taxes) in cash of the following:

               (a) All salary and bonus to which Employee is entitled under the Agreement. "Salary" shall mean the annual salary rate in effect at the time of Termination. "Bonus" shall mean an amount equal to 10% of the pre-tax income of the Company in excess of the opening net worth of the Company at the commencement of its then current fiscal year times the average coupon equivalent rate for 13 week Treasury Bills of the United States Treasury Department based on the rate reported by the Treasury Department in the weekly auctions during the period from the commencement of the fiscal year through the nearest weekly auction preceding Termination. If Employee is employed for less than a full fiscal year of Company during the fiscal year in which Termination occurs, Bonus shall be annualized and in an amount equivalent to what would have been payable to Employee if the results during the period of employment had continued for a full twelve months and the average coupon rate had continued for the same period. Such Bonus shall not exceed 100% of Salary. "Pre-tax income" shall be computed without regard to unusual, nonrecurring gains or losses not resulting from current operations of Company and its operating subsidiaries or charges or reserves for liabilities attributable to discontinued operations.

               (b) The amount required to reimburse expenses and the cost of legal and accounting services as provided in Section 6(e) of the Agreement.

               (c) That amount that equals the then "Actuarial Equivalent" (as hereinafter defined) of all of the amounts to the receipt or benefit of which Employee is or will become entitled during his lifetime following Termination pursuant to the provisions of subsections (i) and (ii) next following (the "Entitlements"). For purposes hereof, the term Actuarial Equivalent shall mean the value of the Entitlements, computed with respect to payments of amounts required to be paid to Employee under subsection (i) below, as if such payments were paid to Employee on the first day of each month commencing on the date of Termination, and with respect to the insurance premiums to be paid by the Company under subsection (ii) below, as if such payments were made on the dates upon which such premiums first became due, using the number of the years (to two decimal places) of Employee's life expectancy on the date of Termination, and a discount rate equal to the lowest of the following:
          (A) the average of the reference rate of the Company's principal long-term lender during the two years prior to the date of Termination, (B) 120% of the "Applicable Federal Rate" as determined pursuant to
          Section 1274 of the Internal Revenue Code, (C) the 30 year Treasury bond rate at the date of Termination, or (D) the rate which would be used in determining the cost of an annuity for an amount equal to the sum of the Entitlements:

               (i) The pension payable to Employee pursuant to Section 6(d) of the Agreement.

               (ii) The premiums payable and to become payable on the policies of insurance referred to in Section 9(a),

          (b) and (c) of the Agreement as amended by amendment dated September 13, 1990.

          3. Paragraph 7 of the Agreement is amended to provide that the term during which Employee shall act as a consultant shall be ten (10) years after Termination instead of life, and said paragraph shall otherwise continue as written.

          4. Upon Termination, the Company, Employee and an independent corporate trustee such as a bank trust department that may be granted corporate trustee owners under the law of the state of its incorporation (the "Trustee") reasonably satisfactory to the Company and Employee, shall enter into a trust agreement in the form annexed hereto as Exhibit A, and the Company shall deliver to the Trustee within ten (10) business days after Termination funds sufficient to pay to Employee for a period of ten (10) years the compensation payable to him under Paragraph 7 of the Agreement. Subject to its availability, Employee and the Company have agreed that the Trustee shall be the Bank of Boston. The fees and expenses of the Trustee shall be paid as provided in Exhibit A.

          5. To the extent payments are not made by the Trustee for any reason, such payments shall be timely made by the Company. If payments are suspended during insolvency, each payment made after suspension shall include interest at a current rate for 30 day Treasury bills for the period from the time such suspended payment should have been made until such payment is actually made; and the compensation payable pursuant to Paragraph 7 of the Agreement shall be increased by the amount of such interest.

          6. The applicable discount rate (assuming that all funds are invested in securities exempt from federal income tax) for purposes of Paragraph 2(c) hereof and any disputes regarding the calculation of the amounts payable by the terms of this Amendment shall be referred to Ernst & Young, the public accountants and auditors auditing the books and records of the Company for the fiscal year ended June 30, 1995, whose determination shall be final.

          7.   In all other respects, the Agreement is reaffirmed.

          IN WITNESS WHEREOF, the Employee and the Company, by its duly authorized officers, have set their hands and the seal of the Company this 15th
                                                                           ----
day of March, 1995.



                                                MELVIN L. COOPER
                                           -------------------------
                                                MELVIN L. COOPER



ATTEST:                               THE UNION CORPORATION



        MARIA BERNABE                 By  NICHOLAS P. GILL
    -----------------------             -----------------------
                                          VICE PRESIDENT

                                                                       EXHIBIT A
                                TRUST AGREEMENT


          THIS AGREEMENT (the "Trust Agreement") made as of the ____ day of ____________ 1995, by and between THE UNION CORPORATION (the "Company") THE BANK OF BOSTON, N.A. ("Trustee") and MELVIN L. COOPER ("Employee").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company has entered into an Employment Agreement made as of November 10, 1988, as amended on September 13, 1990, on September 1, 1992 and as further amended on ________ __, 1995 (the "Agreement") with Employee; and

          WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency (as herein defined) until paid to the Employee in such manner and at such times as specified in the Agreement; and

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreement as an unfunded arrangement maintained for the purpose of providing certain compensation benefits for the Employee, who, for purposes of Title I of the

Employee Retirement Income Security Act of 1974 is a member of a select group of management or highly compensated employees; and

          WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Agreement.

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

          Section 1.  Establishment of Trust
                      ----------------------

          (a) The Company hereby deposits with Trustee $_________, in trust, funds sufficient to pay to Employee the Compensation payable to him under Paragraph 7 of the Agreement, which shall become the initial principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

          (b) The Trust hereby established is irrevocable.

          (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of

Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes set forth in Paragraph 7 of the Agreement and for the uses and purposes of general creditors of the Company as herein set forth. Employee shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreement and this Trust Agreement shall be mere unsecured contractual rights of Employee against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

          (e) The Company shall make additional deposits of cash or other property in trust with Trustee as required to meet its obligations under the Agreement if and to the extent that the initial funding becomes inadequate. Neither Trustee nor Employee shall have any right to compel deposits other than those required by the Agreement and by this subparagraph (e) and Section 9 of this Trust Agreement.

          Section 2.  Payments to Employee.
                      ---------------------

          (a) The Company shall deliver to Trustee a copy of the Agreement, and Trustee shall be entitled to rely upon the text of said Agreement until it is notified by a writing signed by the Company and Employee of any amendment thereto. Trustee shall make payments to Employee in accordance with Paragraph 7 of such Agreement; and if and to the extent that the Trustee does not, the Company shall timely make such payments.

          (b) The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of this Trust Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

          (c) Notwithstanding anything contained in this Trust Agreement to the contrary, if at any time the Trust finally is determined by the Internal Revenue Service ("IRS") not to be a "grantor trust," with the result that the income of the Trust is not treated as income of the Company pursuant to Subpart E of Subchapter J of the Internal Revenue Code, or if a tax is finally determined by the IRS to be payable by Employee or his beneficiaries in respect of any vested interest in the Trust prior to payment of such interest to Employee or his beneficiaries, then the Trust shall immediately terminate and the full fair market value of the assets in the Trust shall be paid to Employee. For purposes of this Section, a final determination of the IRS shall be a decision rendered by the IRS which is no longer subject to administrative appeal within the IRS.

          Section 3.  Trustee Responsibility Regarding Payments to Employee
                      -----------------------------------------------------
When the Company Is Insolvent.
- ------------------------------

          (a) Trustee shall cease payment of benefits to the Employee if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          (b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (1) The Board of Directors and the Vice President and Chief Financial Officer of the Company shall have the duty to inform Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, Trustee shall determine whether the Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Employee or his beneficiaries.

          (2) Unless Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (3) If at any time Trustee has determined that the Company is Insolvent, Trustee shall discontinue payments to Employee or his beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Employee or his beneficiaries to pursue his rights as a general creditor of the Company with respect to benefits due under the Agreement or otherwise.

          (4) Trustee shall resume the payment of benefits to Employee or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Employee or his beneficiaries under the terms of the Agreement for the period of such discontinuance, less the aggregate amount of any payments made to Employee by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

          Section 4.  Payments to Company.
                      -------------------

          Except as provided in Section 3 hereof, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others (except general creditors of the Company in the event of Insolvency) any of the Trust assets before all payment of benefits have been made to Employee or his beneficiaries, pursuant to the terms of Paragraph 7 of the Agreement.

          Section 5.  Investment Authority.
                      --------------------

          (a) Trustee shall invest all Trust funds in cash, cash equivalents, U.S. Government Treasury bills, notes or bonds, corporate bonds or debentures rated AA or better of American corporations, and equity securities, not exceeding 35% of principal at cost when purchased, issued by American corporations, all as determined by the Trustee, but not including securities of the Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Employee. Voting rights with respect to Trust assets may be exercised by the Company, but dividends, interest and other distributions shall be trust income or principal, as the case may be.

          Section 6.  Disposition of Income.
                      ---------------------

          During the term of this Trust, all income received by the Trust, net of required distributions, expenses and taxes, shall be accumulated and reinvested.

          Section 7.  Accounting by Trustee.
                      ----------------------

          (a) The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements, and all other transactions hereunder and all necessary and appropriate records required to identify correctly and reflect accurately the interest of Employee or his beneficiaries, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by the Company and Employee or his beneficiaries (or any person designated by Employee or his beneficiaries, if applicable). All such accounts, books and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying both the Company and the Employee (or his beneficiaries) in writing of its intention to do so and transferring to the Company (or Employee, if not so requested by the Company) any of such accounts, books and records so requested.

          (b) Within forty-five days after the close of each fiscal year of the Company, and within thirty days after the close of each fiscal quarter of the Company, and within thirty days after the removal or resignation of the Trustee or the termination of the Employee Trust, the Trustee shall file with the Company (with a copy to Employee or his beneficiaries) a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding fiscal year or quarter, as the case may be, or during the period from the close of the preceding fiscal quarter to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property and their respective fair market values held at the end of such fiscal year or quarter or other period.

          (c) The Trustee shall from time to time permit the independent public accountants and auditors who audit the books and records of Company to have access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts.

          (d) Nothing contained in this Trust Agreement shall be construed as depriving the Trustee, Company, Employee or his beneficiaries of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions, the only necessary parties thereto in addition to the Trustee shall be the Company and Employee or his beneficiaries.

          (f) In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor trustee all records which shall be required by the successor trustee to enable it to carry out the provisions of this Trust Agreement.

          (g) In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.

          Section 8.  Responsibility of Trustee.
                      -------------------------

          (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a written direction, request or approval given by the Company and Employee which is contemplated by, and in conformity with, the terms of the Agreement or this Trust Agreement. In the event of a dispute between the Company and any other party to the Trust Agreement, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorney's fees and expenses) relating thereto and to be primarily liable for such payments unless such litigation is attributable to the

Trustee's gross negligence or wilful misconduct. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

          (c) Trustee may consult with legal counsel with respect to any of its duties or obligations hereunder.

          (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

          Section 9.  Compensation and Expenses of Trustee.
                      ------------------------------------

          The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

          Section 10.  Resignation and Removal of Trustee.
                       ----------------------------------

          (a) Trustee may resign at any time by written notice to the Company and Employee (or his beneficiaries), which shall be effective 30 days after receipt of such notice unless the Company and Trustee agree otherwise.

          (b) At any time, the Company may remove the Trustee with or without cause, upon at least 30 days notice in writing to the Trustee, provided, however, that the Company may not remove the Trustee if a Change of Control, as defined in the Agreement, has occurred.

          (c) In the event of such removal or resignation, the Trustee shall duly file with the Company (with a copy to Employee or his beneficiaries) a written account as provided in Section 7 of this Trust Agreement for the period since the last previous annual accounting, listing the investments of the Trustee and any uninvested cash balance thereof, and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust not included in any previous account.

          (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets and records of transactions hereunder shall be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of the appointment of a successor Trustee, unless the Company extends the time limit.

          (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

          Section 11.  Appointment of Successor.
                       ------------------------

          (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company shall appoint as successor Trustee a bank trust department or other party that may be granted corporate trustee powers under state law to replace Trustee upon resignation or removal. Such successor shall be one of the ten largest national banks in the Continental United States or the next largest bank prepared to accept the trusteeship if none of the larger banks is willing to do so. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee. Such successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or desirable to evidence the transfer.

          (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5, 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

          Section 12.  Amendment or Termination.
                       ------------------------

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee, the Company, and Employee, provided that no amendment shall be made to Section 1(c) or (d) or Section 2(c).

          (b) This Trust Agreement shall not terminate until Employee has received all benefits pursuant to the terms of Paragraph 7 of the Agreement.

          (c) Upon written approval of Employee, the Company may terminate this Trust prior to the time all benefit payments under the Agreement have been made. All assets in the Trust at termination shall be used to meet the obligations of Company to Employee and any excess shall be returned to the Company.



          Section 13.  Miscellaneous.
                       -------------

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Employee and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. The provisions of this Trust Agreement shall inure to the benefit of the Employee's heirs, executors, administrators and successors in interest.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          Section 14.  Effective Date.
                       --------------

          The effective date of this Trust Agreement shall be April ___, 1995.


                                 THE UNION CORPORATION



                                 By:
                                     ------------------------------
                                       Nicholas P. Gill
                                       Vice President and Chief
                                         Financial Officer
Attest:



_________________________        THE BANK OF BOSTON
Secretary


                                 By:
                                     -------------------------------
Attest:



- --------------------------
Secretary



                                 -----------------------------------
                                  Melvin L. Cooper

STATE OF NEW YORK )
                  ) ss:
COUNTY OF NEW YORK)


          On this     day of April, 1995, before me personally appeared Melvin
L. Cooper, to me known and known to me to be the person mentioned and described in, and who executed the foregoing instrument as Employee, and he duly acknowledged to me that he executed the same.


                                   ---------------------------------
                                            Notary Public



STATE OF NEW YORK )
                  ) ss:
COUNTY OF NEW YORK)

          On this day of April, 1995, before me personally came Nicholas P. Gill, to me known, and who, being duly sworn did depose and say that he is Vice President and Chief Financial Officer of The Union Corporation, the Corporation described as the Company herein and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                   ---------------------------------
                                            Notary Public

[Bank Acknowledgement]

- -------------------------